UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2007
Cruisestock, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-133253	87-0700927
(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)
7703 North Lamar Blvd
Austin, TX 78734
(Address of principal executive offices) (zip code)
(512) 692-2100
(Registrant’s telephone number, including area code)
5313-B FM West #224, Houston, Texas
(Former name or former address, if changed since last report)
Copies to:
Julio C. Esquivel
Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard, Suite 2800
Tampa, FL
Phone: (813) 229-7600
Fax: (813) 229-1660
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.
On April 13, 2007, the Company dismissed Malone & Bailey, PC as its independent registered public accounting firm. The Company has retained PMB Helin Donovan, LLP as its independent registered public accounting firm. The decision to change accounts was approved by the board of directors of the Company.
Prior to engaging PMB Helin Donovan, LLP, the Company did not consult with PMB Helin Donovan, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and related instructions).
The reports of Malone & Bailey, PC on the Company’s financial statements did not contain a disclaimer of opinion or an opinion that was adverse or was qualified or modified for uncertainty, audit scope, or accounting principle. Furthermore, there were no disagreements with Malone & Bailey, PC on matters of accounting principle or practice, financial statement disclosure, or audit scope or procedure which, if not resolved to Malone & Bailey, PC’s satisfaction, would have caused Malone & Bailey, PC to refer to the subject matter of the disagreements in their report.
On April 19, 2007, the Company provided Malone & Bailey, PC with a copy of this disclosure and requested that Malone & Bailey, PC provide the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this item and, if not, stating the respects in which it does not agree. Malone & Bailey, PC’s letter was unavailable at the time this Form 8-K is being filed and will be filed by an amendment to this Form 8-K within 10 days of the filing of this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Cruisestock, Inc.
By: /s/ Michael Nole
———————————————————
Michael Nole, Chief Executive Officer
Dated: April 19, 2007